UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2006 (July 12, 2006)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by BJ’s Wholesale Club, Inc. (the “Company”) with the Securities and Exchange Commission on July 17, 2006, by which the Company reported the election, effective as of a future date, of Edmond J. English to the Company’s Board of Directors (the “Board”) to fill a vacancy resulting from the planned departure from the Board of Bert N. Mitchell. At the time of that filing, the Company reported that Mr. English had not been appointed to any committee of the Board, and that no decision had yet been made by the Board concerning his possible future committee service.

On September 28, 2006, Mr. English’s service on the Board began and Mr. Mitchell’s service on the Board ended. Also on September 28, 2006, the Board appointed Mr. English to serve on the Audit Committee and the Executive Compensation Committee of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2006	BJ’s WHOLESALE CLUB, INC.

	By:	/s/ Frank D. Forward
Frank D. Forward Executive Vice President and Chief Financial Officer